Exhibit 99.1

HALOZYME REPORTS FIRST QUARTER 2023 FINANCIAL AND OPERATING RESULTS

Revenue Increased 38% YOY to $162.1 million; GAAP Diluted Earnings per Share of $0.29 and Non-GAAP Diluted Earnings per Share of $0.471

Royalty Revenue Increased 43% YOY to $99.6 million

Reiterating 2023 Revenue Guidance of $815-$845 million, Representing 23-28% YOY Growth; EBITDA of $415-$440 million, Representing >30% YOY Growth1

SAN DIEGO, May 9, 2023 -- Halozyme Therapeutics, Inc. (NASDAQ: HALO) (“Halozyme”) today reported its financial and operating results for the first quarter ended March 31, 2023 and provided an update on its recent corporate activities and outlook.

“We executed to our plan in the first quarter with total year-over-year revenue growth of 38% to $162 million. We expect strong quarter-over-quarter revenue growth for the remainder of the year, driven largely by royalties from continued uptake of Darzalex® SC and Phesgo®, milestone revenue, and sales of our commercial products,” said Dr. Helen Torley, president and chief executive officer of Halozyme. “We are looking forward to the expansion of our commercialized partner products utilizing ENHANZE® with potential regulatory approvals for SC efgartigimod for generalized myasthenia gravis and for SC atezolizumab, later this year. We are on track to achieve our financial guidance and operational goals for 2023. Our differentiated ENHANZE® and auto-injector technologies position us well to execute on our growth goals and drive long-term value for our stakeholders.”

Recent Partner Highlights:
•In April 2023, Takeda announced that the U.S. Food and Drug Administration (“FDA”) approved a supplemental Biologics License Application (“sBLA”) to expand the use of HYQVIA® to treat primary immunodeficiency in children.
•In March 2023, BMS initiated a Phase 3 trial to demonstrate the drug exposure levels of nivolumab and relatlimab fixed-dose combination with ENHANZE® is not inferior to IV administration in participants with previously untreated metastatic or unresectable melanoma (RELATIVITY-127).
•In January 2023, Roche announced the FDA accepted the Biologics License Application (“BLA”) for SC atezolizumab with ENHANZE® with a PDUFA date of September 15, 2023.
•In January 2023, argenx announced that the FDA extended the PDUFA date for SC efgartigimod with ENHANZE® for generalized myasthenia gravis to June 20, 2023.

Recent Corporate Highlights:
•In the first quarter of 2023, Halozyme repurchased 4.2 million shares of common stock for $150.0 million at an average price per share of $36.01. As of March 31, 2023, the Company has repurchased a total of 12.6 million shares for $500.0 million at an average price per share of $39.81 under our $750 million 3-year share repurchase plan approved in December 2021.
•In March 2023, Halozyme converted the outstanding amount of the 2024 Convertible Notes in full, in exchange for $13.5 million in cash and 288,886 shares of common stock.

First Quarter 2023 Financial Highlights:
•Revenue in the first quarter was $162.1 million compared to $117.3 million in the first quarter of 2022. The 38% year-over-year increase was driven by an increase in royalty revenue primarily attributable to subcutaneous DARZALEX® (daratumumab) and the addition of product sales as a result of the Antares Pharma acquisition. Revenue for the quarter included $99.6 million in royalties, an increase of 43% compared to $69.6 million in the prior year period.
•Cost of sales in the first quarter was $35.2 million, compared to $15.9 million in the first quarter of 2022. The increase was driven by an increase in product sales as a result of the Antares Pharma acquisition and amortization of inventory step-up associated with purchase accounting for the Antares Pharma acquisition.
•Amortization of intangibles expense in the first quarter was $17.8 million, due to the Antares Pharma acquisition, in which Halozyme acquired intangible assets that are amortized over a useful life related to the auto injector technology platform, XYOSTED® and TLANDO®.
•Research and development expense in the first quarter was $18.0 million, compared to $11.9 million in the first quarter of 2022. The increase is primarily due to an increase in compensation expense related to the ongoing combined larger workforce as a result of the Antares Pharma acquisition, which added device platform resources in regulatory, quality and manufacturing, as well as planned investments in ENHANZE®.
•Selling, general and administrative expense in the first quarter was $37.4 million, compared to $13.8 million in the first quarter of 2022. The increase was primarily due to an increase in compensation expense related to the ongoing combined larger workforce, including the addition of commercial resources in sales and marketing for the testosterone replacement therapy products.
•Operating income in the first quarter was $53.8 million, compared to operating income of $75.7 million in the first quarter of 2022. Net Income in the first quarter was $39.6 million, compared with net income of $60.1 million in the first quarter of 2022. EBITDA in the first quarter was $74.3 million, compared with EBITDA of $76.4 million in the first quarter of 2022. The year-over-year comparisons reflect a $25 million milestone payment in the first quarter of 2022 which did not repeat in the first quarter of 2023, as well as year over year increases in operating expenses.
•Earnings per Share: On a GAAP basis in the first quarter of 2023, diluted earnings per share was $0.29, compared with $0.43 in the first quarter of 2022. On a non-GAAP basis, diluted earnings per share was $0.47, compared with diluted earnings per share of $0.47 in the first quarter of 2022.1
•Cash, cash equivalents and marketable securities were $275.6 million on March 31, 2023, compared to $362.8 million on December 31, 2022. The decrease was primarily due to the repurchase of common stock for $150 million in the first quarter of 2023.

Financial Outlook for 2023

The Company is reiterating its financial guidance for 2023, which was initially provided on January 10, 2023. For the full year 2023, the Company expects:

•Total revenue of $815 million to $845 million, representing growth of 23% to 28% over 2022 total revenue primarily driven by continued strength in Wave 2 products, including DARZALEX®

SC (daratumumab) and Phesgo® (pertuzumab, trastuzumab and hyaluronidase) utilizing ENHANZE®, as well as full year auto-injector royalty and product contribution. The Company expects revenue from royalties of $445 million to $455 million, representing growth of 23% to 26%.
•EBITDA of $415 million to $440 million, representing growth of >30% over 2022. EBITDA excludes the impact of amortization costs related to the Antares Pharma acquisition.1
•Non-GAAP diluted earnings per share of $2.50 to $2.65, representing growth of >10% over 20221. The Company’s earnings per share guidance does not consider the impact of potential future share repurchases.

Table 1. 2023 Financial Guidance

Guidance Range
Total Revenue	$815 to $845 million
Royalty Revenue	$445 to $455 million
EBITDA	$415 to $440 million
Non-GAAP Diluted EPS	$2.50 to $2.65

Webcast and Conference Call

Halozyme will host its Quarterly Update Conference Call for the first quarter ended March 31, 2023 today, Tuesday, May 9, 2023 at 4:30 p.m. ET/1:30 p.m. PT. The conference call may be accessed live with pre-registration via this link: https://conferencingportals.com/event/QfiVLXsr. The call will also be webcast live through the “Investors” section of Halozyme's corporate website and a recording will be made available following the close of the call. To access the webcast and additional documents related to the call, please visit the "Investors" section of www.halozyme.com.

About Halozyme

Halozyme is a biopharmaceutical company bringing disruptive solutions to significantly improve patient experiences and outcomes for emerging and established therapies. As the innovators of the ENHANZE® technology with the proprietary enzyme rHuPH20, Halozyme’s commercially-validated solution is used to facilitate the delivery of injected drugs and fluids in order to reduce the treatment burden to patients. Having touched more than 700,000 patient lives in post-marketing use in five commercialized products across more than 100 global markets, Halozyme has licensed its ENHANZE® technology to leading pharmaceutical and biotechnology companies including Roche, Takeda, Pfizer, AbbVie, Eli Lilly, Bristol-Myers Squibb, Alexion, argenx, Horizon Therapeutics, ViiV Healthcare and Chugai Pharmaceutical.

Halozyme also develops, manufactures and commercializes, for itself or with partners, drug-device combination products using its advanced auto-injector technology that are designed to provide commercial or functional advantages such as improved convenience and tolerability, and enhanced patient comfort and adherence. The Company has a commercial portfolio of proprietary products including XYOSTED®, TLANDO® and NOCDURNA® and partnered commercial products and ongoing product development programs with several pharmaceutical companies including Teva Pharmaceutical, Pfizer and Idorsia Pharmaceuticals.

Halozyme is headquartered in San Diego, CA and has offices in Ewing, NJ and Minnetonka, MN. Minnetonka is also the site of its operations facility.

For more information visit www.halozyme.com and connect with us on LinkedIn and Twitter.

Note Regarding Use of Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain Non-GAAP financial measures. The Company reports earnings before interest, taxes, depreciation and, amortization (EBITDA), adjusted EBITDA and Non-GAAP diluted earnings per share, and guidance with respect to those measures, in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company calculates Non-GAAP diluted earnings per share excluding share-based compensation expense, amortization of debt discount, debt extinguishment expense, intangible asset amortization, changes in contingent liabilities, transaction costs for business combinations and certain adjustments to income tax expense. The Company calculates EBITDA excluding interest, taxes, depreciation and amortization. The Company calculates adjusted EBITDA excluding transaction costs for business combinations. Reconciliations between GAAP and Non-GAAP financial measures are included at the end of this press release. The Company does not provide reconciliations of forward-looking adjusted measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for changes in contingent liabilities, share-based compensation expense and the effects of any discrete income tax items. The Company evaluates other items of income and expense on an individual basis for potential inclusion in the calculation of Non-GAAP financial measures and considers both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to the Company’s ongoing business operations and (iii) whether or not the Company expects it to occur as part of Halozyme’s normal business on a regular basis. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. These Non-GAAP financial measures are not meant to be considered in isolation and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that the Company may exclude for purposes of its Non-GAAP financial measures; and the Company may in the future cease to exclude items that it has historically excluded for purposes of its Non-GAAP financial measures. Halozyme considers these Non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what the Company considers to be its core operating performance, as well as unusual events. The Non-GAAP measures also allow investors and analysts to make additional comparisons of the operating activities of the Company’s core business over time and with respect to other companies, as well as assessing trends and future expectations. The Company uses Non-GAAP financial information in assessing what it believes is a meaningful and comparable set of financial performance measures to evaluate operating trends, as well as in establishing portions of our performance-based incentive compensation programs.

Safe Harbor Statement

In addition to historical information, the statements set forth in this press release include forward-looking statements including, without limitation, statements concerning the Company’s expected future growth, financial performance (including the Company's financial outlook for 2023) and expectations for future growth, achieving operational goals, profitability, revenues (including royalty, milestone and product sales revenue), EBITDA and non-GAAP diluted earnings-per-share and potential share repurchase under its share repurchase program. Forward-looking statements regarding the Company’s ENHANZE® drug delivery technology may include the possible benefits and attributes of ENHANZE®, its potential application to aid in the dispersion and absorption of other injected therapeutic drugs and facilitating more rapid delivery and administration of higher volumes of injectable medications through subcutaneous delivery. Forward-looking statements regarding the Company's business may include potential growth and receipt of royalty and milestone payments driven by our partners' development and commercialization efforts, potential new clinical trial study starts, regulatory submissions and product launches, the size and growth prospects of our partners' drug franchises, potential new or expanded collaborations and collaborative targets and regulatory review and potential approvals of new partnered or proprietary products. These forward-looking statements are typically, but not always, identified through use of the words "believe," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning and involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results could differ materially from the expectations contained in these forward-looking statements as a result of several factors, including unexpected levels of revenues, expenditures and costs, unexpected delays in the execution of the Company’s share repurchase program, unexpected results or delays in the growth of the Company’s business, or in the development, regulatory review or commercialization of the Company’s partnered or proprietary products, regulatory approval requirements, unexpected adverse events or patient outcomes and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission.

Contacts:

Tram Bui
VP, Investor Relations and Corporate Communications
609-359-3016
tbui@antarespharma.com

Dawn Schottlandt / Claudia Styslinger
Argot Partners
212-600-1902
Halozyme@argotpartners.com

Footnotes:
1. Reconciliations between GAAP reported and non-GAAP financial information and adjusted guidance measures are provided at the end.

Halozyme Therapeutics, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenues:
Royalties	$99,640	$69,605
Product sales, net	60,794	22,140
Revenues under collaborative agreements	1,709	25,534
Total revenues	162,143	117,279
Operating expenses:
Cost of sales	35,170	15,922
Amortization of intangibles	17,835	—
Research and development	17,979	11,853
Selling, general and administrative	37,357	13,834
Total operating expenses	108,341	41,609
Operating income	53,802	75,670
Other income (expense):
Investment and other (expense) income, net	2,979	498
Interest expense	(4,543)	(1,759)
Net income before income taxes	52,238	74,409
Income tax expense	12,623	14,301
Net income	$39,615	$60,108

Net income per share:
Basic	$0.29	$0.44
Diluted	$0.29	$0.43

Shares used in computing net income per share:
Basic	135,027	137,658
Diluted	137,900	141,277

Halozyme Therapeutics, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$96,383	$234,195
Marketable securities, available-for-sale	179,225	128,599
Accounts receivable, net and contract assets	194,883	231,072
Inventories, net	107,521	100,123
Prepaid expenses and other current assets	37,007	45,024
Total current assets	615,019	739,013
Property and equipment, net	77,964	75,570
Prepaid expenses and other assets	25,240	26,301
Goodwill	416,223	409,049
Intangible assets, net	528,817	546,652
Deferred tax assets, net	35,684	44,426
Restricted cash	500	500
Total assets	$1,699,447	$1,841,511

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,695	$17,693
Accrued expenses	79,978	96,516
Deferred revenue, current portion	3,246	3,246
Current portion of long-term debt, net	—	13,334
Total current liabilities	91,919	130,789
Deferred revenue, net of current portion	2,253	2,253
Long-term debt, net	1,494,380	1,492,766
Other long-term liabilities	29,573	30,433
Contingent liability	15,472	15,472
Total liabilities	1,633,597	1,671,713

Stockholders’ equity:
Common stock	132	135
Additional paid-in capital	—	27,368
Accumulated other comprehensive loss	24	(922)
Retained earnings (accumulated deficit)	65,694	143,217
Total stockholders’ equity	65,850	169,798
Total liabilities and stockholders’ equity	$1,699,447	$1,841,511

Halozyme Therapeutics, Inc.
GAAP to Non-GAAP Reconciliations
Net Income and Diluted EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
GAAP Net Income	$39,615	$60,108
Adjustments:
Share-based compensation	7,966	4,742
Amortization of debt discount	1,835	971
Amortization of intangible assets	17,835	—
Transaction costs for business combinations(1)	278	1,511
Amortization of inventory step-up at fair value(2)	1,304	—
Income tax effect of above adjustments(3)	(3,797)	(1,250)
Non-GAAP Net Income	$65,036	$66,082

GAAP Diluted EPS	$0.29	$0.43
Adjustments:
Share-based compensation	0.06	0.03
Amortization of debt discount	0.01	0.01
Amortization of intangible assets	0.13	—
Transaction costs for business combinations(1)	—	0.01
Amortization of inventory step-up at fair value(2)	0.01	—
Income tax effect of above adjustments(3)	(0.03)	(0.01)
Non-GAAP Diluted EPS	$0.47	$0.47

GAAP & Non-GAAP Diluted Shares	137,900	141,277
Dollar amounts, as presented, are rounded. Consequently, totals may not add up.
(1)Amount represents incremental costs including legal fees, accounting fees and advisory fees incurred for the Antares acquisition.
(2)Amount related to amortization of the inventory step-up associated with purchase accounting for the Antares acquisition.
(3)Adjustments related to taxes for the reconciling items, as well as excess benefits or tax deficiencies from stock-based compensation, and the quarterly impact of other discrete items.

Halozyme Therapeutics, Inc.
GAAP to Non-GAAP Reconciliations
EBITDA
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2023	2022
GAAP Net Income	$39,615	$60,108
Adjustments:
Investment and other income	(2,979)	(498)
Interest expense	4,543	1,759
Income tax expense	12,623	14,301
Depreciation and amortization	20,457	778
EBITDA	74,259	76,448
Adjustments:
Transaction costs for business combinations	278	1,511
Adjusted EBITDA	$74,537	$77,959

Halozyme Therapeutics, Inc.
GAAP to Non-GAAP Reconciliations
EBITDA
(Unaudited)
(In millions)

	Twelve Months Ended December 31, 2022	2023 Guidance Range	Percentage Change
GAAP Net Income	$202
Adjustments:
Investment and other income	(1)
Interest expense	17
Income tax expense	47
Depreciation and amortization	50
EBITDA	315	$415 - $440	32% - 40%
Adjustments:
Transaction costs for business combinations	22
Severance and share-based compensation acceleration expense	23
Adjusted EBITDA	$360	$415 - $440	15% - 22%